EXHIBIT 10.e
                               INCENTIVE AGREEMENT

      This INCENTIVE AGREEMENT (the "Agreement") made and entered into effective as of March 28, 2000, is by and between TECH-SYM CORPORATION, a Nevada corporation (the "Company"), and PAUL L. HARP ("EMPLOYEE").

                              W I T N E S S E T H:

      WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and

      WHEREAS, the Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including Employee, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change in Control (as defined herein) of the Company:

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Employee hereby agree as follows:

      1. DEFINED TERMS. The definitions of capitalized terms used in this Agreement are provided in ATTACHMENT "A" hereto.

      2. TERM. This Agreement shall commence on the Effective Date and shall continue until the earliest of (a) Employee's 65th birthday, (b) termination of Employee's employment by the Company for Cause prior to a Change in Control, and
(c) termination of Employee's employment by Employee for other than Good Reason prior to a Change in Control; provided, however, that the Company may terminate this Agreement by giving written notice to Employee any time after December 31, 2000, that the Agreement will terminate not earlier than fifteen months after the date notice is received by Employee. Termination of this Agreement shall not alter or impair the rights of Employee arising hereunder prior to such termination.

      3. EMPLOYEE BENEFIT. Unless Employee's employment is terminated prior to a Change in Control by (i) the Company for Cause, or (ii) Employee without Good Reason, then within five days following a Change in Control the Company shall pay to Employee a cash, lump sum payment of $535,000 (the "Incentive Payment"), less applicable income and FICA tax withholdings. Except as provided in Section 7 hereof, the Incentive Payment shall not be payable under this Agreement unless there shall have been a Change in Control.

      4. NO EMPLOYMENT CONTRACT. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between Employee and the Company, Employee shall not have any right to be retained in the employ of the Company.

      5. NO OBLIGATION TO MITIGATE DAMAGES. Employee shall not be required to mitigate damages or the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer or by retirement benefits, or otherwise.

      6. EFFECT ON OTHER CONTRACTUAL RIGHTS. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Employee's existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, severance agreement or other contract, plan or arrangement, except that the Termination Agreement dated August 15, 1996, between the parties shall be terminated and rendered null and void upon the execution of this Agreement by both parties.

      7. SUCCESSORS

      (A) The Company shall require any successor or assign (whether direct or indirect), by purchase, merger, consolidation or otherwise, to more than half of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Employee, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount as provided in this Agreement immediately upon the effectiveness of such succession.

      (B) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts or benefits would still be payable to Employee if Employee had continued to live, all such amounts and benefits, unless otherwise provided herein, shall be paid or provided in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

      8. NOTICE. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when actually delivered or five days after deposit in the United States mail, certified or registered, postage prepaid and addressed to the respective addressees as set forth on the signature page(s) of this Agreement, or to such other address as either party shall have furnished to the other in writing in accordance herewith.

      9. LIMITED INDEMNITY. In the event either or both of (i) the payment under the Noncompetition Agreement to be entered into by the parties providing for a two-year period of noncompetition after termination of employment (x) for any reason on or after a Change in Control, or (y) prior to a Change in Control, by the Company other than for Cause or by the Employee for Good Reason or, (ii) the payment previously made in 1999 of a lump sum amount under the Executive Retirement Agreement between the parties pursuant to the Rabbi Trust dissolution is determined to be part of all payments or benefits received or to be received by Employee which are or will be subject to the Excise Tax, the Company shall fully indemnify Employee against any such Excise Tax by paying to Employee an additional amount of cash in a lump sum, within five days of written notice to the Company, such that after such additional payment Employee is in the same net after-tax position that Employee would have been in had he not been subject to the Excise Tax.

      10. INCENTIVE PAYMENT REDUCTION. In the event the net present value of accelerated stock options is or will be subject to the Excise Tax, the Incentive Payment shall be reduced to the largest amount as will result in no portion of the Incentive Payment not being fully deductible by the Company as a result of
Section 280G of the Code. The paragraph shall not limit in any way the provisions of paragraph 9 above.

      11. NONWAIVER. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver, or discharge is agreed to in writing signed by both parties. No waiver of either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      12. GOVERNING LAW. The interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the principle of conflicts of laws. Both parties hereto consent to the nonexclusive jurisdiction of the state and federal courts sitting in Harris County, Texas.

      13. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

      14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

      15. DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

      16. CORPORATE APPROVAL. This Agreement has been approved by the Company's Board of Directors and has been duly executed and delivered to Employee on behalf of the Company by its duly authorized representative.

      17. LEGAL AND ACCOUNTING FEES AND EXPENSES. The Company shall pay all legal and accounting fees and expenses incurred by Employee in disputing in good faith any issue hereunder relating to the termination of Employee's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement on in connection with any actual or threatened tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder or otherwise in connection with a Change in Control or termination of employment. Such payments shall be made within five days after delivery of

Employee's written requests for payment accompanied with such evidence of fees and expenses as the Company may reasonably require.

      18. INTEREST. The Company shall pay to Employee interest at the maximum rate allowed by law on any payment not paid when due.

      19. HEALTH BENEFIT PAYMENT PAY-OUT. Not later than five days following a Change in Control, the Company will pay $248,400 to Employee in a cash, lump sum in full satisfaction of the health benefits due Employee pursuant to the Executive Retirement Agreement between the Company and Executive and, upon receipt of such amount, Employee shall have no further rights to such health benefit.

      IN WITNESS WHEREOF, the parties have entered into this Agreement for all purposes as of the day and year first above written.

      EMPLOYEE                      TECH-SYM CORPORATION


      /S/PAUL L. HARP               By: /s/ J. MICHAEL CAMP
      ---------------                  -------------------
      Paul L. Harp                          J. Michael Camp
                                            Chairman of the Board

                                            Address:
                                            Suite 200
                                            10500 Westoffice Drive
                                            Houston TX  77042-5391

                                  Attachment A

                                   DEFINITIONS

BENEFICIAL OWNER shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

BOARD shall mean the Board of Directors of the Company.

BONUS PLAN shall mean the Company's Incentive Bonus Plan as the same may be modified from time to time, but substantially in the form in effect on the Effective Date.

CAUSE for termination by the Company of Employee's employment shall mean (a) the willful and continued failure by Employee to substantially perform the Employee's duties with the Company (other than any such failure resulting from or anticipated to result from Employee's death or incapacity due to physical or mental illness) which continues unabated for another thirty days after a written demand for substantial performance is delivered to Employee by the Board, which demand specifically identifies the manner in which the Board believes Employee has not substantially performed Employee's duties, or (b) the willful engaging by the Employee in gross misconduct which is demonstrably and materially monetarily injurious to the Company and its subsidiaries taken as a whole. For purpose of this paragraph, (x) no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's act, or failure to act, was in the interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Compensation Committee of the Board by clear and convincing evidence that Cause exists. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a certified copy of a resolution adopted pursuant to the recommendation of the Compensation Committee, by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Employee was guilty of conduct set forth in clause
(a) or (b) of the definition of Cause herein, and specifying the particulars thereof in detail.

A CHANGE IN CONTROL shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

      (A) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

      (B) during any period of two consecutive years commencing with the annual meeting of stockholders on May 11, 1999, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least two-thirds of the directors constituting the Board;

      (C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other company other than
(a) merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

      (D) the stockholders of the Company approve a plan of a complete or substantially complete liquidation or dissolution of the Company; or

      (E) there is consummated an agreement for the sale or disposition by the Company of a significant portion of the Company's assets. For the purposes of this paragraph, the phrase "the sale or disposition by the Company of a significant portion of the Company's assets" shall mean a transaction or series of transactions involving the sale or disposition of assets of the Company or any subsidiaries (including the stock of any subsidiaries) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the consideration being paid or received therefor) constitutes more than 60% of the fair market value of the Company as determined by the aggregate market value of the Company's outstanding equity securities on the date of the transaction or, in the event of a series of transactions, on the date of the last transaction constituting a significant portion of the Company's assets.

CODE shall mean the Internal Revenue Code of 1986, as amended from time to time.

EFFECTIVE DATE of this Agreement shall mean March 28, 2000.

EMPLOYEE shall mean the individual named in the first paragraph of this Agreement.

EXCISE TAX shall mean any excise tax imposed under section 4999 of the Code or any successor section.

GOOD REASON for termination by the Employee of Employee's employment shall mean the occurrence of any of the following without Employee's express written consent:

      (A) an adverse change in Employee's positions, duties, responsibilities, titles or offices as in effect on the Effective Date or any removal of Employee from or any failure to re-elect or appoint Employee to any of such responsibilities, titles, offices or positions, except in connection with the termination of Employee's employment for Cause;

      (B) a reduction in Employee's annual base salary as in effect on the Effective Date or as the same may be increased from time to time;

      (C) the failure by the Company to continue the Bonus Plan, or a failure by the Company to continue Employee as a significant participant in the Bonus Plan in at least the same amount as the lowest annual amount paid or payable to Employee with respect to the three calendar years preceding the Effective Date;

      (D) the failure by the Company to continue in effect any other material employee benefit or compensation plan, program or policy in which Employee is participating as of the Effective Date, unless the Company establishes such new plans, programs or policies as is necessary to provide Employee with substantially comparable benefits, the taking of any action by the Company not required by law that would adversely affect Employee's participation in or materially reduce Employee's benefits under any of such plans, programs or policies, or deprive Employee of any material fringe benefit enjoyed by Employee immediately prior to the Effective Date;

      (E) the relocation of the Company's principal executive offices to a location outside the greater Houston area, or the Company's requiring the Employee to relocate anywhere other than the location of the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with Employee's business travel obligations as of the Effective Date;

      (F) the amendment, modification or repeal of any provision of the Certificate of Incorporation, as amended, or the ByLaws of the Company which was in effect as of the Effective Date, if such amendment, modification or repeal would materially adversely effect Employee's right to indemnification by the Company;

      (G) the failure of the Company to obtain the assumption of this Agreement by any successor;

      (H) any purported termination of the Employee's employment which is not effected pursuant to the requirements stated in the definition of "Cause;" for purposes of this Agreement, no such purported termination shall be effective. The Employee's right to terminate the Employee's employment shall not be affected by the Employee's incapacity due to physical or mental illness.

      The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

      For purposes of any determination regarding the existence of Good Reason, any claim by the Employee that Good Reason exists shall be presumed to be correct unless the Company establishes by clear and convincing evidence that Good Reason does not exist.

INCENTIVE PAYMENT shall have the meaning set forth in Section 3.